Exhibit 99.1

NEWS

release

P.O. Box 10, Manitowoc, WI 54221-0010

For further information, contact:

Kevin M LeMahieu, Chief Financial Officer

Phone: (920) 652-3200 / klemahieu@bankfirst.com

FOR IMMEDIATE RELEASE

Bank First Announces Net Income for the First Quarter of 2023

•	Net income of $10.7 million and adjusted net income (non-GAAP) of $14.7 million for the three months ended March 31, 2023

•	Earnings per common share of $1.09 and adjusted earnings per common share (non-GAAP) of $1.50 for the three months ended March 31, 2023

•	Annualized return on average assets of 1.11% and annualized return of adjusted earnings on average assets (non-GAAP) of 1.53% for the three months ended March 31, 2023

•	Quarterly cash dividend of $0.30 per share declared, an increase of 20.0% from the prior-quarter and 36.4% from the prior-year first quarter

MANITOWOC, Wis, April 18, 2023 -- Bank First Corporation (NASDAQ: BFC) (“Bank First” or the “Bank”), the holding company for Bank First, N.A., reported net income of $10.7 million, or $1.09 per share, for the first quarter of 2023, compared with net income of $10.2 million, or $1.34 per share, for the prior-year first quarter. After removing the impact of one-time expenses related to acquisitions as well as gains and losses on sales of securities and other real estate owned (“OREO”), the Bank reported adjusted net income (non-GAAP) of $14.7 million, or $1.50 per share, for the first quarter of 2023, compared with $10.5 million, or $1.38 for the prior-year first quarter.

Operating Results

Net interest income (“NII”) during the first quarter of 2023 was $32.2 million, up $1.6 million from the previous quarter and up $9.9 million from the first quarter of 2022. The impact of purchase accounting increased NII by $2.2 million, or $0.17 per share after tax, during the first quarter of 2023, compared to $1.2 million, or $0.10 per share after tax, during the previous quarter and $0.3 million, or $0.03 per share after tax, during the first quarter of 2022.

Net interest margin (“NIM”) was 3.74% for the first quarter of 2023, compared to 3.71% for the previous quarter and 3.06% for the first quarter of 2022. NII from purchase accounting increased NIM by 0.26%, 0.15% and 0.04% for each of these periods, respectively.

Bank First recorded a provision for credit losses of $4.2 million during the first quarter of 2023, compared to $0.5 million during the previous quarter and $1.2 million during the first quarter of 2022. On January 1, 2023, the Bank adopted the Current Expected Credit Losses methodology, commonly referred to as CECL, for estimating allowances for credit losses. The adoption of this new methodology increased the Bank’s allowance for credit losses related to both loans and unfunded loan commitments by $13.9 million. The Bank recognized this increase through an adjustment to retained earnings on January 1, 2023, net of deferred taxes of $3.9 million. Loans purchased through the acquisition of another institution are treated differently under CECL than they were under Bank First’s former methodology. The acquisition of the loan portfolio of Hometown Bancorp, Ltd. (“Hometown”) during the first quarter of 2023 resulted in a day 1 provision for credit losses expense of $3.6 million as required under CECL.

Noninterest income was $5.8 million for the first quarter of 2023, compared to $5.2 million for the first quarter of 2022. Service charge income increased by $0.2 million, or 12.5%, from the prior-year first quarter as a result of the added scale from the acquisitions of Denmark Bancshares, Inc. (“Denmark”) and Hometown. Income provided by the Bank’s investments in Ansay and UFS increased by $0.2 million each from the prior-year first quarter, representing 30.0% and 26.2% increases, respectively. Loan servicing income from loans that have been sold to the secondary market with servicing rights, and therefore servicing income, retained by the Bank increased by $0.2 million, or 45.2%, from the prior-year first quarter. Loan portfolios previously sold to the secondary market with servicing rights retained acquired from Denmark and Hometown totaled $159.5 million and $343.6 million, respectively, leading to this increase in loan servicing income. Gains on the sale of secondary market mortgage loans declined from $0.7 million during the first quarter of 2022 to $0.1 million during the first quarter of 2023 as a result of a significant industry-wide slowdown in residential mortgage lending year-over-year.

Noninterest expense was $19.7 million in the first quarter of 2023, compared to $17.3 million during the prior quarter and $12.7 million during the first quarter of 2022. Most areas of noninterest expense have increased over the past four quarters as a result of added operational scale from the acquisitions of Denmark and Hometown, which increased the Bank’s total assets by $1.24 billion, or 42.5%, from the end of the first quarter of 2022 to the end of the first quarter of 2023. In addition to this trend, expenses directly attributable to these acquisitions totaling $1.3 million, $1.4 million and $0.5 million during the first quarter of 2023 and fourth and first quarters of 2022, respectively, have caused volatility in several noninterest expense areas, most notably personnel, occupancy and outside service fee expenses. Core deposit intangible assets of $15.1 million and $16.5 million created by the Denmark and Hometown acquisitions, respectively, created an increase in amortization of intangible assets expense over the last several quarters.

Balance Sheet

Total assets were $4.17 billion at March 31, 2023, a $506.8 million increase from December 31, 2022, and a $1.24 billion increase from March 31, 2022. The preliminary fair value of assets acquired in the Denmark acquisition during the third quarter of 2022 and the Hometown acquisition during the first quarter of 2023 totaled approximately $687.5 million and $614.4 million, respectively.

Total loans were $3.32 billion at March 31, 2023, up $429.3 million from December 31, 2022, and up $1.01 billion from March 31, 2022. Excluding the impact of loans acquired from Denmark and Hometown, loans grew by 7.6% from March 31, 2022 to March 31, 2023. Annualized loan growth during the first quarter of 2023, removing the impact of loans acquired from Hometown, amounted to 5.0%. As discussed in Bank First’s release of results for the previous two quarters, management made the decision early in the third quarter of 2022 to slow loan growth while concentrating more aggressive rate offerings on customers who maintain their full banking relationship with the Bank. This decision, predicated on management’s forecast of a tightening liquidity environment, was intended to conserve the Bank’s liquidity until competitors better aligned rate offerings with movements in the interest rate environment. Bank First continues to exhibit strong liquidity metrics and management believes the Bank is well positioned to support our customers’ growth as well as continue to cultivate new relationships.

Total deposits, nearly all of which remain core deposits, were $3.46 billion at March 31, 2023, up $403.0 million from December 31, 2022, and up $906.1 million from March 31, 2022. The preliminary fair value of deposits acquired in the Denmark and Hometown acquisitions totaled $606.5 million and $532.4 million, respectively. Noninterest-bearing demand deposits comprised 32.0% of the Bank’s total core deposits at March 31, 2023, compared to 31.4% at March 31, 2022. The high-quality deposit portfolio mix acquired from Denmark and Hometown allowed this critical component of the Bank’s profitability to remain strong subsequent to those transactions.

Asset Quality

Nonperforming assets at March 31, 2023, totaled $9.1 million, up from $6.7 million and $5.4 million at the end of the fourth and first quarters of 2022, respectively. Nonperforming assets to total assets ended the first quarter of 2023 at 0.22%, up from 0.18% at the end of the prior quarter and 0.19% from the end of the prior-year first quarter. Nonperforming assets at March 31, 2023 include eight properties valued at $3.9 million that were previously operating branch locations of Bank First, Denmark or Hometown which are no longer part of the Bank’s branch network. These properties have all been listed for sale.

Capital Position

Stockholders’ equity totaled $562.4 million at March 31, 2023, an increase of $109.3 million and $244.1 million from the end of the fourth and first quarters of 2022. The acquisitions of Denmark and Hometown increased total stockholders’ equity by $124.8 million and $115.1 million, respectively. Dividends totaling $2.6 million and $8.8 million during the first quarter of 2023 and trailing twelve months, respectively, reduced capital. Repurchases of BFC common stock totaling $6.1 million and $15.5 million, at an average per share price of $74.36 and $73.73, further reduced capital during the first quarter of 2023 and trailing twelve months, respectively. Bank First’s tangible book value increased by $29.3 million and $96.1 million during the first quarter of 2023 and trailing twelve months, respectively, and tangible book value per common share outstanding totaled $34.14 at March 31, 2023 compared to $36.14 at December 31, 2022 and $34.24 at March 31, 2022.

Dividend Declaration

Bank First’s Board of Directors approved a quarterly cash dividend of $0.30 per common share, payable on July 5, 2023, to shareholders of record as of June 21, 2023.

Bank First Corporation provides financial services through its subsidiary, Bank First, which was incorporated in 1894. Bank First offers loan, deposit and treasury management products at each of its 28 banking locations in Wisconsin. The bank has grown through both acquisitions and de novo branch expansion. The bank employs approximately 389 full-time equivalent staff and has assets of approximately $4.2 billion. Insurance services are available through our bond with Ansay & Associates, LLC. Trust, investment advisory and other financial services are offered through the bank’s partnerships with Legacy Private Trust and an alliance with Morgan Stanley. The bank is a co-owner of a bank technology outfitter, UFS, LLC, which provides digital, core, cybersecurity, managed information technology and private cloud services. Further information about Bank First Corporation is available by clicking on the Shareholder Services tab at www.bankfirst.com.

# # #

Forward-Looking Statements: Certain statements contained in this press release and in other recent filings may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements relating to the timing, benefits, costs, and synergies of the mergers with Denmark and Hometown, statements relating to our projected growth, anticipated future financial performance, financial condition, credit quality and management’s long-term performance goals, and statements relating to the anticipated effects on our business, financial condition and results of operations from expected developments or events, our business, growth and strategies. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions.

These forward-looking statements are not historical facts, and are based upon current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond Bank First’s control. The inclusion of these forward-looking statements should not be regarded as a representation by Bank First or any other person that such expectations, estimates, and projections will be achieved. Accordingly, Bank First cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) business and economic conditions nationally, regionally and in our target markets, particularly in Wisconsin and the geographic areas in which we operate, (2) changes in government interest rate policies, (3) our ability to effectively manage problem credits, (4) the risks associated with Bank First’s pursuit of future acquisitions, (5) Bank First’s ability to successful execute its various business strategies, including its ability to execute on potential acquisition opportunities, and (6) general competitive, economic, political, and market conditions.

This communication contains non-GAAP financial measures, such as non-GAAP adjusted net income, non-GAAP adjusted earnings per common share, adjusted earnings return on assets, tangible book value per common share, and tangible common equity to tangible assets. Management believes such measures to be helpful to management, investors and others in understanding Bank First's results of operations or financial position. When non-GAAP financial measures are used, the comparable GAAP financial measures, as well as the reconciliation of the non-GAAP measures to the GAAP financial measures, are provided.  See " Non-GAAP Financial Measures" below. The non-GAAP net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Bank First and also aid investors in comparing Bank First's financial performance to the financial performance of peer banks.  Management considers non-GAAP financial ratios to be critical metrics with which to analyze and evaluate financial condition and capital strengths. While non-GAAP financial measures are frequently used by stakeholders in the evaluation of a corporation, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Further information regarding Bank First and factors which could affect the forward-looking statements contained herein can be found in Bank First's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and its other filings with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond Bank First’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this press release, and Bank First undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for Bank First to predict their occurrence or how they will affect the company.

Bank First Corporation

Consolidated Financial Summary (Unaudited)

(In thousands, except share and per share data)	At or for the Three Months Ended
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Results of Operations:
Interest income	$40,902	$35,754	$30,740	$25,820	$24,220
Interest expense	8,668	5,132	3,047	2,340	1,930
Net interest income	32,234	30,622	27,693	23,480	22,290
Provision for credit losses *	4,182	500	-	500	1,200
Net interest income after provision for credit losses *	28,052	30,122	27,693	22,980	21,090
Noninterest income	5,849	3,896	5,166	5,551	5,234
Noninterest expense	19,664	17,254	18,895	13,219	12,731
Income before income tax expense	14,237	16,764	13,964	15,312	13,593
Income tax expense	3,557	3,920	3,431	3,658	3,410
Net income	$10,680	$12,844	$10,533	$11,654	$10,183

Earnings per common share - basic	$1.09	$1.43	$1.26	$1.55	$1.34
Earnings per common share - diluted	1.09	1.43	1.26	1.55	1.34

Common Shares:
Basic weighted average	9,714,184	8,962,400	8,205,914	7,457,443	7,540,264
Diluted weighted average	9,737,879	8,993,685	8,228,197	7,472,561	7,559,219
Outstanding	10,407,114	9,021,697	9,028,629	7,470,255	7,570,766

Noninterest income / noninterest expense:
Service charges	$1,599	$1,564	$1,383	$1,441	$1,422
Income from Ansay	1,071	242	671	819	826
Income from UFS	890	935	852	563	705
Loan servicing income	636	545	491	448	438
Valuation adjustment on mortgage servicing rights	779	19	885	1,511	450
Net gain on sales of mortgage loans	140	222	264	403	671
Net gain (loss) on other real estate owned	-	-	-	(25)	171
Other noninterest income	734	369	620	391	551
Total noninterest income	$5,849	$3,896	$5,166	$5,551	$5,234

Personnel expense	$9,912	$8,162	$10,812	$7,006	$7,175
Occupancy, equipment and office	1,591	1,962	1,176	1,214	1,115
Data processing	1,864	1,971	1,577	1,431	1,345
Postage, stationery and supplies	380	229	215	144	183
Advertising	81	66	61	55	89
Charitable contributions	223	165	150	235	168
Outside service fees	2,202	1,631	2,538	1,386	1,172
Net loss on sales of securities	75	-	-	-	-
Amortization of intangibles	1,422	980	751	294	293
Other noninterest expense	1,914	2,088	1,615	1,454	1,191
Total noninterest expense	$19,664	$17,254	$18,895	$13,219	$12,731

Period-end balances:
Cash and cash equivalents	$169,691	$119,350	$143,441	$43,986	$107,359
Investment securities available-for-sale, at fair value	197,895	304,637	303,280	292,426	297,063
Investment securities held-to-maturity, at cost	78,032	45,097	40,826	33,867	5,841
Loans	3,323,296	2,893,978	2,859,293	2,387,617	2,316,688
Allowance for credit losses - loans *	(43,316)	(22,680)	(23,045)	(22,699)	(21,749)
Premises and equipment	63,736	56,448	57,019	50,608	50,068
Goodwill and core deposit intangible, net	207,022	127,036	129,361	58,805	59,099
Mortgage servicing rights	14,052	9,582	9,563	6,977	5,466
Other assets	156,820	126,984	121,016	109,440	105,101
Total assets	4,167,228	3,660,432	3,640,754	2,961,027	2,924,936

Deposits	3,463,235	3,060,229	3,138,201	2,601,479	2,557,106
Securities sold under repurchase agreements	46,636	97,196	21,963	16,125	13,130
Borrowings	70,994	25,429	26,069	19,235	25,247
Other liabilities	23,991	24,475	15,106	10,026	11,150
Total liabilities	3,604,856	3,207,329	3,201,339	2,646,865	2,606,633

Stockholders' equity	562,372	453,103	439,415	314,162	318,303

Book value per common share	$54.04	$50.22	$48.67	$42.06	$42.04
Tangible book value per common share (non-GAAP)	$34.14	$36.14	$34.34	$34.18	$34.24

Bank First Corporation

Consolidated Financial Summary (Unaudited)

(In thousands, except share and per share data)	At or for the Three Months Ended
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Average balances:
Loans	$3,135,438	$2,860,967	$2,640,397	$2,341,954	$2,271,956
Interest-earning assets	3,524,672	3,316,406	3,062,921	2,975,376	3,001,174
Total assets	3,901,713	3,633,251	3,349,615	3,186,384	3,209,202
Deposits	3,269,838	3,111,328	2,911,561	2,566,520	2,543,471
Interest-bearing liabilities	2,334,956	2,198,549	2,034,158	2,053,369	2,080,172
Goodwill and other intangibles, net	160,156	111,440	90,962	58,987	59,285
Stockholders' equity	520,212	446,579	401,130	317,484	322,852

Financial ratios:
Return on average assets **	1.11%	1.40%	1.25%	1.47%	1.27%
Return on average common equity **	8.33%	11.41%	10.42%	14.72%	12.62%
Average equity to average assets	13.33%	12.29%	11.98%	9.96%	10.06%
Stockholders' equity to assets	13.50%	12.38%	12.07%	10.61%	10.88%
Tangible equity to tangible assets (non-GAAP)	8.97%	9.23%	8.83%	8.80%	9.04%
Loan yield **	4.96%	4.58%	4.29%	4.06%	4.02%
Earning asset yield **	4.74%	4.32%	4.03%	3.53%	3.32%
Cost of funds **	1.51%	0.93%	0.59%	0.46%	0.38%
Net interest margin, taxable equivalent **	3.74%	3.71%	3.63%	3.21%	3.06%
Net loan charge-offs to average loans **	0.00%	0.12%	-0.05%	-0.08%	-0.04%
Nonperforming loans to total loans	0.14%	0.15%	0.17%	0.22%	0.24%
Nonperforming assets to total assets	0.22%	0.18%	0.18%	0.18%	0.19%
Allowance for credit losses - loans to total loans*	1.30%	0.78%	0.81%	0.95%	0.94%

Non-GAAP Financial Measures
Adjusted net income reconciliation
Net income (GAAP)	$10,680	$12,844	$10,533	$11,654	$10,183
Acquisition related expenses	1,342	1,381	4,638	556	478
Provision for credit losses related to acquisition	3,552	-	-	-	-
Losses (gains) on sales of securities and OREO	75	-	-	25	(171)
Adjusted net income before income tax impact	15,649	14,225	15,171	12,235	10,490
Income tax impact of adjustments	(971)	(347)	(1,129)	(140)	7
Adjusted net income (non-GAAP)	$14,678	$13,878	$14,042	$12,095	$10,497

Adjusted earnings per share calculation
Adjusted net income (non-GAAP)	$14,678	$13,878	$14,042	$12,095	$10,497
Basic weighted average common shares outstanding	9,714,184	8,962,400	8,205,914	7,457,443	7,540,264
Adjusted earnings per share (non-GAAP)	$1.50	$1.54	$1.70	$1.61	$1.38

Annualized return of adjusted earnings on average assets calculation
Adjusted net income (non-GAAP)	$14,678	$13,878	$14,042	$12,095	$10,497
Average total assets	$3,901,713	$3,633,251	$3,349,615	$3,186,384	$3,209,202
Annualized return of adjusted earnings on average assets (non-GAAP)	1.53%	1.55%	1.70%	1.54%	1.33%

Tangible assets reconciliation
Total assets (GAAP)	$4,167,228	$3,660,432	$3,640,754	$2,961,027	$2,924,936
Goodwill	(175,125)	(110,206)	(111,551)	(55,357)	(55,357)
Core deposit intangible, net of amortization	(31,897)	(16,829)	(17,810)	(3,448)	(3,742)
Tangible assets (non-GAAP)	$3,960,206	$3,533,397	$3,511,393	$2,902,222	$2,865,837

Tangible common equity reconciliation
Total stockholders’ equity (GAAP)	$562,372	$453,103	$439,415	$314,162	$318,303
Goodwill	(175,125)	(110,206)	(111,551)	(55,357)	(55,357)
Core deposit intangible, net of amortization	(31,897)	(16,829)	(17,810)	(3,448)	(3,742)
Tangible common equity (non-GAAP)	$355,350	$326,068	$310,054	$255,357	$259,204

Tangible book value per common share calculation
Tangible common equity (non-GAAP)	$355,350	$326,068	$310,054	$255,357	$259,204
Common shares outstanding at the end of the period	10,407,114	9,021,697	9,028,629	7,470,255	7,570,766
Tangible book value per common share (non-GAAP)	$34.14	$36.14	$34.34	$34.18	$34.24

Tangible equity to tangible assets calculation
Tangible common equity (non-GAAP)	$355,350	$326,068	$310,054	$255,357	$259,204
Tangible assets (non-GAAP)	$3,960,206	$3,533,397	$3,511,393	$2,902,222	$2,865,837
Tangible equity to tangible assets (non-GAAP)	8.97%	9.23%	8.83%	8.80%	9.04%

* Prior to January 1, 2023, the incurred loss methodology was used to estimate credit losses. Subsequent to that date credit losses are estimated using the CECL methodology.

** Components of the quarterly ratios were annualized

Bank First Corporation

Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Three Months Ended
	March 31, 2023			March 31, 2022
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)

	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$3,035,477	150,921	4.97%	$2,174,967	$87,150	4.01%
Tax-exempt	99,961	4,504	4.51%	96,989	4,194	4.32%
Securities
Taxable (available for sale)	239,857	6,428	2.68%	193,300	5,225	2.70%
Tax-exempt (available for sale)	45,941	1,420	3.09%	84,513	2,152	2.55%
Taxable (held to maturity)	54,201	1,989	3.67%	-	-	-
Tax-exempt (held to maturity)	5,186	134	2.58%	5,905	152	2.57%
Cash and due from banks	44,049	1,754	3.98%	445,500	716	0.16%
Total interest-earning assets	3,524,672	167,151	4.74%	3,001,174	99,589	3.32%
Non interest-earning assets	413,645			228,787
Allowance for credit losses - loans	(36,604)			(20,759)
Total assets	$3,901,713			$3,209,202
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$295,153	$4,382	1.48%	$237,785	$272	0.11%
Savings accounts	822,362	7,186	0.87%	572,394	1,918	0.34%
Money market accounts	665,471	9,580	1.44%	683,401	1,915	0.28%
Certificates of deposit	450,666	8,868	1.97%	237,091	1,891	0.80%
Brokered Deposits	6,716	198	2.95%	11,685	338	2.89%
Total interest bearing deposits	2,240,368	30,214	1.35%	1,742,356	6,334	0.36%
Other borrowed funds	94,588	4,942	5.22%	337,816	1,491	0.44%
Total interest-bearing liabilities	2,334,956	35,156	1.51%	2,080,172	7,825	0.38%
Non-interest bearing liabilities
Demand Deposits	1,029,470			801,115
Other liabilities	17,075			5,063
Total Liabilities	3,381,501			2,886,350
Shareholders' equity	520,212			322,852
Total liabilities & sharesholders' equity	$3,901,713			$3,209,202
Net interest income on a fully taxable equivalent basis		131,995			91,764
Less taxable equivalent adjustment		(1,272)			(1,365)
Net interest income		$130,723			$90,399
Net interest spread (3)			3.24%			2.94%
Net interest margin (4)			3.74%			3.06%

(1)  Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.

(2)  Nonaccrual loans are included in average amounts outstanding.

(3)  Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(4)  Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.